UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019

Nightstar Therapeutics plc

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-38217	98-1413750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Midford Place, 2nd Floor London W1T 5BJ United Kingdom
(Address of Principal Executive Offices)	(Zip Code)

+44 (0)20 7062 2777

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one Ordinary share, nominal value £0.01 per share	NITE	The Nasdaq Global Market

Item 8.01 – Other Events:

On May 29, 2019, Nightstar Therapeutics plc (“Nightstar”) issued an announcement updating the expected timetable of events relating to the proposed acquisition of the issued and to be issued share capital of Nightstar by Tungsten Bidco Limited, a wholly-owned indirect subsidiary of Biogen Inc., by means of a court-sanctioned scheme of arrangement under Part 26 of the UK Companies Act 2006. A copy of the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits:

99.1	Announcement, dated May 29, 2019.

Overseas shareholders

The release, publication or distribution of this Current Report on Form 8-K in jurisdictions other than the United Kingdom and the United States may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom or the United States (including Restricted Jurisdictions, as defined below) should inform themselves about, and observe, any applicable legal or regulatory requirements. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction.

Copies of this Current Report on Form 8-K and any formal documentation relating to the proposed acquisition (the “Acquisition”) are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to Nightstar shareholders in that jurisdiction (“Restricted Jurisdiction”), or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Acquisition.

If the Acquisition is implemented by way of a takeover offer (as that term is defined in section 974 of the UK Companies Act 2006) (“Offer”), the Offer may not (unless otherwise permitted by applicable law and regulation) be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including, without limitation, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Acquisition will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

Further details in relation to Nightstar shareholders in overseas jurisdictions is contained in the joint shareholder circular and proxy statement.

Notice to U.S. investors in Nightstar

The Acquisition relates to the shares of a company incorporated in England and Wales and is being made by means of a scheme of arrangement provided for under Part 26 of the UK Companies Act 2006 and subject to the proxy solicitation rules under the Securities Exchange Act of 1934 (the “U.S. Exchange Act”). The Acquisition, implemented by way of a scheme of arrangement, is not subject to the tender offer rules under the U.S. Exchange Act. If, in the future, Tungsten Bidco Limited exercises its right to implement the Acquisition by way of an Offer, subject to the terms of the implementation agreement, the Acquisition will be made in compliance with applicable United States laws and regulations.

It may be difficult for U.S. Nightstar shareholders and Nightstar ADS Holders to enforce their rights and any claim arising out of the U.S. federal securities laws, because Nightstar is located in a non-U.S. country, and some or all of its officers and directors are residents of a non-U.S. country. U.S. Nightstar shareholders and Nightstar ADS Holders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2019

NIGHTSTAR THERAPEUTICS PLC

By:	/s/ Bryan Yoon
Name: Bryan Yoon
Title: General Counsel and Secretary